UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)          On February 25, 2008, Marc S. Cooper, who was not an “independent director” for purposes of the Nasdaq Global Market listing standards, resigned as a member of the Board of Directors (the “Board”) of Steven Madden, Ltd. (the “Company”). Mr. Cooper’s resignation was not the result of any disagreement with the Company’s operations, policies or practices. Following Mr. Cooper’s resignation and the election of Edward R. Rosenfeld, discussed below, a majority of the members of the Company’s Board continue to be “independent directors,” and the Company remains in compliance with Nasdaq Marketplace Rule 4350(c)(1).

          (d)          On February 27, 2008, the Board of the Company elected Edward R. Rosenfeld to the Board. Mr. Rosenfeld is the Executive Vice President – Strategic Planning and Finance for the Company. He joined the Company in May 2005. From 1997 to 2005, Mr. Rosenfeld worked in the mergers and acquisitions group at Peter J. Solomon Company, an investment banking boutique, where he focused on the retail and apparel industries. Mr. Rosenfeld is a graduate of Amherst College.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVEN MADDEN, LTD.

Date: February 27, 2008

	By:	/s/ Jamieson A. Karson

Jamieson A. Karson
Chief Executive Officer